NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Julia Hornack
Mayfield Village, Ohio 44143	(440) 395-2164
http://www.progressive.com

PROGRESSIVE REPORTS JANUARY RESULTS

MAYFIELD VILLAGE, OHIO -- February 14, 2018 -- The Progressive Corporation (NYSE:PGR) today reported the following results for January 2018:

	January
(millions, except per share amounts and ratios; unaudited)	2018	2017	Change

Net premiums written	$2,729.2	$2,241.9	22%
Net premiums earned	$2,689.6	$2,279.1	18%
Net income attributable to Progressive	$448.3	$182.1	146%
Per share	$0.77	$0.31	145%
Total pretax net realized gains (losses) on securities	$181.1	$9.4	NM
Combined ratio	87.4	89.7	(2.3) pts.
Average diluted equivalent shares	585.5	582.6	0%
NM = Not Meaningful

(thousands; unaudited)	January	January
	2018	2017	Change
Policies in Force
Vehicle businesses:
Agency – auto	5,730.0	5,085.7	13%
Direct – auto	6,145.3	5,402.9	14%
Total personal auto	11,875.3	10,488.6	13%
Total special lines	4,269.6	4,226.3	1%
Total Personal Lines	16,144.9	14,714.9	10%
Total Commercial Lines	649.8	605.4	7%
Property business	1,579.8	1,243.7	27%

Note: Beginning January 2018, our manufactured home product is reported with our Property business; previously it was reported with the special lines products. Prior year results, including policies in force, have not been restated due to the immaterial amount of business written in 2017 (approximately 0.2% and 0.6% of Personal Lines net premiums written and policies in force, respectively).

Progressive offers insurance to personal and commercial auto drivers throughout the United States. Our Personal Lines business writes insurance for personal autos and special lines products. Our Commercial Lines business writes primary liability, physical damage, and other auto-related insurance for autos and trucks owned and/or operated predominantly by small businesses. Our Property business writes residential property insurance for homeowners, other property owners, and renters.

See the “Comprehensive Income Statements” and “Supplemental Information” for further information and the “Monthly Commentary” at the end of this release for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPREHENSIVE INCOME STATEMENTS
January 2018
(millions)
(unaudited)

	January[1]
	2018	2017	% Change
Net premiums written	$2,729.2	$2,241.9	22

Revenues:
Net premiums earned	$2,689.6	$2,279.1	18
Investment income	51.1	40.1	27
Net realized gains (losses) on securities:
Net impairment losses recognized in earnings	0	0	NM
Net holding period gains (losses) on securities[1]	170.9	0	NM
Net realized gains (losses) on security sales	10.2	9.4	9
Total net realized gains (losses) on securities	181.1	9.4	NM
Fees and other revenues	35.6	31.0	15
Service revenues	11.5	9.5	21
Total revenues	2,968.9	2,369.1	25

Expenses:
Losses and loss adjustment expenses	1,798.0	1,569.9	15
Policy acquisition costs	221.4	189.3	17
Other underwriting expenses	366.2	316.6	16
Investment expenses	1.8	1.8	0
Service expenses	9.9	9.2	8
Interest expense	11.8	12.4	(5)
Total expenses	2,409.1	2,099.2	15

Income before income taxes	559.8	269.9	107
Provision for income taxes[2]	107.9	85.6	26
Net income	451.9	184.3	145
Net (income) loss attributable to noncontrolling interest (NCI)	(3.6)	(2.2)	64
Net income attributable to Progressive	448.3	182.1	146

Other comprehensive income (loss)
Changes in:
Total net unrealized gains (losses) on securities[3]	(110.1)	63.2	(274)
Net unrealized losses on forecasted transactions	0	(0.1)	NM
Foreign currency translation adjustment	0	0.2	NM
Other comprehensive income (loss)	(110.1)	63.3	(274)
Other comprehensive (income) loss attributable to NCI	2.9	(0.7)	(514)
Total comprehensive income attributable to Progressive	$341.1	$244.7	39

NM = Not Meaningful
1See the Monthly Commentary at the end of this release for additional discussion. For a description of our financial reporting and accounting policies, see Note 1 to our 2016 audited consolidated financial statements included in our 2016 Shareholders’ Report, which can be found at www.progressive.com/annualreport.
2Beginning in January 2018, the corporate federal tax rate is 21%. The effective tax rate is lower than the statutory rate primarily due to the recording of the excess tax benefit associated with the vesting of our employee equity awards in January.
3For 2018, the amount represents the change in market value of our fixed-maturity securities only; see the Monthly Commentary for further discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPUTATION OF NET INCOME AND COMPREHENSIVE INCOME PER SHARE
&
INVESTMENT RESULTS
January 2018
(millions – except per share amounts)
(unaudited)

The following table sets forth the computation of per share results:

	January
	2018	2017

Net income attributable to Progressive	$448.3	$182.1
Per share:
Basic	$0.77	$0.31
Diluted	$0.77	$0.31

Comprehensive income (loss) attributable to Progressive	$341.1	$244.7
Per share:
Diluted	$0.58	$0.42

Average shares outstanding - Basic	582.0	580.3
Net effect of dilutive stock-based compensation	3.5	2.3
Total average equivalent shares - Diluted	585.5	582.6

The following table sets forth the investment results for the period:
	January
	2018	2017
Fully taxable equivalent (FTE) total return:
Fixed-income securities	(0.4)%	0.4%
Common stocks	5.4%	2.0%
Total portfolio	0.3%	0.6%

Pretax annualized investment income book yield	2.4%	2.2%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
January 2018
($ in millions)
(unaudited)

January
	Vehicles
				Commercial
	Personal Lines Business			Lines	Property	Companywide
	Agency	Direct	Total	Business	Business	Total
Net Premiums Written	$1,144.1	$1,190.6	$2,334.7	$312.9	$81.6	$2,729.2
% Growth in NPW	18%	22%	20%	33%	33%	22%
Net Premiums Earned	$1,158.1	$1,133.8	$2,291.9	$301.0	$96.7	$2,689.6
% Growth in NPE	16%	18%	17%	21%	25%	18%

GAAP Ratios
Loss/LAE ratio	67.2	69.2	68.2	59.1	59.5[1]	66.9
Expense ratio	18.9	20.9	19.9	20.6	35.0[1]	20.5
Combined ratio	86.1	90.1	88.1	79.7	94.5[1]	87.4

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$(10.4)
Current accident year						9.7
Calendar year actuarial adjustment	$(2.0)	$4.9	$2.9	$0	$(3.6)	$(0.7)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$(10.4)
All other development						(39.7)
Total development						$(50.1)

Calendar year loss/LAE ratio						66.9
Accident year loss/LAE ratio						65.0

1 The loss/LAE ratio was favorably impacted 2.4 points due to recording an additional reinsurance recoverable under our 2017 aggregate stop-loss agreement, which covers all ARX losses and allocated loss adjustment expenses (ALAE) except those from named storms and liability claims. In January, we incurred unfavorable loss and ALAE development on the storms covered by the 2017 aggregate stop-loss agreement. The aggregate stop-loss agreement was renewed for 2018, under substantially the same terms as the 2017 agreement. The expense ratio includes 6.2 points of amortization expense predominately associated with the acquisition of a controlling interest in ARX. Excluding these items, the Property business would have reported a loss/LAE ratio of 61.9, an expense ratio of 28.8, and a combined ratio of 90.7 for the month.

2 Represents adjustments solely based on our actuarial reviews. For our Property business, the actuarial reserving methodology includes changes to catastrophe losses, while the reviews in our vehicle businesses do not include catastrophes.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions - except per share amounts)
(unaudited)

January
2018
CONDENSED GAAP BALANCE SHEET:
Investments – Available-for-sale, at fair value:
Fixed maturities (amortized cost: $20,514.0)	$20,365.6
Equity securities:
Nonredeemable preferred stocks (cost: $688.3)	786.4
Common equities (cost: $1,502.3)	3,581.8
Short-term investments (amortized cost: $3,259.6)	3,259.6
Total investments[1]	27,993.4
Net premiums receivable	5,502.9
Deferred acquisition costs	780.6
Goodwill and intangible assets	813.3
Other assets[2]	4,153.0
Total assets	$39,243.2

Unearned premiums	$8,935.9
Loss and loss adjustment expense reserves[2]	13,084.6
Other liabilities[1]	3,158.0
Dividend payable	654.9
Debt	3,304.4
Total liabilities	29,137.8
Redeemable noncontrolling interest (NCI)	504.5
Shareholders' equity	9,600.9
Total liabilities, NCI, and shareholders' equity	$39,243.2

Common shares outstanding	582.3
Shares repurchased - January	0.6
Average cost per share	$55.72
Book value per share	$16.49
Trailing 12-month return on average shareholders' equity
Net income attributable to Progressive	20.5%
Comprehensive income attributable to Progressive	22.5%
Net unrealized pretax gains (losses) on fixed-maturity securities	$(147.9)
Change from December 2017	$(139.5)
Debt-to-total capital ratio[3]	25.6%
Fixed-income portfolio duration	2.5
Weighted average credit quality	AA-
Year-to-date Gainshare factor	1.98

1 At January 31, 2018, we had $27.8 million of net unsettled security transactions.
2 Loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $2,122.2 million, which are included in "other assets."
3 Ratio reflects debt as a percent of debt plus shareholders' equity; redeemable noncontrolling interest is not part of this calculation.

Monthly Commentary

•
On January 1, 2018, we adopted new accounting guidance intended to improve the recognition and measurement of financial instruments. On a prospective basis, the change in the fair value of our equity securities will be recognized as a component of net income instead of accumulated other comprehensive income, which was required under the prior guidance. The change in value of our equity securities will be combined with the change in value of our hybrid securities and disclosed as "net holding period gains (losses)" in the revenues section of our Comprehensive Income Statements. The company expects that the change in classification will result in more volatility in our reported net income on a monthly basis, but there will be no effect on comprehensive income. In addition, pursuant to the guidance, in January we recorded a one-time cumulative-effect adjustment of $1.3 billion to reclassify the entire balance of the after-tax unrealized gain on equity securities that was reported in accumulated other comprehensive income at December 31, 2017 into retained earnings; this adjustment had no effect on total shareholders' equity.

Events
We plan to release February results on Wednesday, March 14, 2018, before the market opens.

We are currently scheduled to hold our quarterly Investor Relations event on Thursday, March 1, 2018, at 1:30 p.m. eastern time. The call and live webcast is scheduled to last 90 minutes and will begin with an approximate 45 minute presentation on our advertising and brand activities, followed by a question and answer session with Tricia Griffith, our CEO, and John Sauerland, our CFO. We plan to post our 2017 Shareholders' Report online and file our Annual Report on Form 10-K with the SEC on Tuesday, February 27, 2018. Registration for the teleconference and webcast will be available at http://investors.progressive.com/phoenix.zhtml?c=81824&p=irol-calendar.

About Progressive
The Progressive Group of Insurance Companies makes it easy to understand, buy and use auto insurance. Progressive offers choices so consumers can reach us whenever, wherever and however it's most convenient - online at progressive.com, by phone at 1-800-PROGRESSIVE, on a mobile device or in-person with a local agent.

Progressive provides insurance for personal and commercial autos and trucks, motorcycles, boats, recreational vehicles, and homes. Home insurance is underwritten by select carriers, including American Strategic Insurance Corp. and subsidiaries (ASI), our majority owned subsidiaries.

Progressive is the fourth largest auto insurer in the country; a leading seller of motorcycle and commercial auto insurance; and through ASI, one of the top 20 homeowners insurance carriers.

Founded in 1937, Progressive continues its long history of offering shopping tools and services that save customers time and money, like Name Your Price®, Snapshot®, and HomeQuote Explorer®.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, trade publicly at NYSE:PGR.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that certain statements in this report not based upon historical fact are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements often use words such as “estimate,” “expect,” “intend,” “plan,” “believe,” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. Forward-looking statements are based on current expectations and projections about future events, and are subject to certain risks, assumptions and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions, and projections generally; inflation and changes in general economic conditions (including changes in interest rates and financial markets); the possible failure of one or more governmental, corporate, or other entities to make scheduled debt payments or satisfy other obligations; our ability to access capital markets and financing arrangements when needed to support growth or other capital needs, and the favorable evaluations by credit and other rating agencies on which this access depends; the potential or actual downgrading by one or more rating agencies of our securities or governmental, corporate, or other securities we hold; the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolios and other companies with which we have ongoing business relationships, including reinsurers and other counterparties to certain financial transactions or under certain government programs; the accuracy and adequacy of our pricing, loss reserving, and claims methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to attract and retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for the introduction of products to new jurisdictions, for requested rate changes and the timing thereof and for any proposed acquisitions; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments at the state and federal levels, including, but not limited to, matters relating to vehicle and homeowners insurance, health care reform and tax law changes; the outcome of disputes relating to intellectual property rights; the outcome of litigation or governmental investigations that may be pending or filed against us; severe weather conditions and other catastrophe events; the effectiveness of our reinsurance programs; changes in vehicle usage and driving patterns, which may be influenced by oil and gas prices; changes in residential occupancy patterns and the effects of the emerging "sharing economy"; advancements in vehicle or home technology or safety features, such as accident and loss prevention technologies or the development of autonomous or partially autonomous vehicles; our ability to accurately recognize and appropriately respond in a timely manner to changes in loss frequency and severity trends; technological advances; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems), and business functions, and safeguard personal and sensitive information in our possession, whether from cyber-attacks, other technology events or other means; our continued access to and functionality of third-party systems that are critical to our business; our continued ability to access cash accounts and/or convert securities into cash on favorable terms when we desire to do so; restrictions on our subsidiaries' ability to pay dividends to The Progressive Corporation; possible impairment of our goodwill or intangible assets if future results do not adequately support either, or both, of these items; court decisions, new theories of insurer liability or interpretations of insurance policy provisions and other trends in litigation; changes in health care and auto and property repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.